UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2016

Whiting Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-31899	20-0098515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 2300, Denver, Colorado 80290-2300

(Address of principal executive offices, including ZIP code)

(303) 837-1661

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On March 23, 2016, Whiting Petroleum Corporation (the “Company”) completed the exchange of $476.7 million aggregate principal amount of its unsecured notes for the same aggregate principal amount of new unsecured convertible notes (the “Exchange Transactions”), which if fully converted will convert into an aggregate of approximately 41.8 million shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), subject to certain adjustments.

Pursuant to the Exchange Transactions, the Company exchanged, in private placements in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended, $48.7 million aggregate principal amount of its 6.5% Senior Subordinated Notes due 2018 (the “2018 Outstanding Notes”), $96.8 million aggregate principal amount of its 5.000% Senior Notes due 2019 (the “2019 Outstanding Notes”), $152.5 million aggregate principal amount of its 5.750% Senior Notes due 2021 (the “2021 Outstanding Notes”) and $178.7 million aggregate principal amount of its 6.25% Senior Notes due 2023 (the “2023 Outstanding Notes” and, together with the 2018 Outstanding Notes, the 2019 Outstanding Notes and the 2021 Outstanding Notes, the “Outstanding Notes”) for $48.7 million aggregate principal amount of its new 6.5% Convertible Senior Subordinated Notes due 2018 (the “2018 Convertible Notes”), $96.8 million aggregate principal amount of its new 5.000% Convertible Senior Notes due 2019 (the “2019 Convertible Notes”), $152.5 million aggregate principal amount of its new 5.750% Convertible Senior Notes due 2021 (the “2021 Convertible Notes”) and $178.7 million aggregate principal amount of its new 6.25% Convertible Senior Notes due 2023 (the “2023 Convertible Notes” and, together with the 2018 Convertible Notes, the 2019 Convertible Notes and the 2021 Convertible Notes, the “New Convertible Notes”).

The 2018 Convertible Notes were issued pursuant to the Subordinated Indenture (the “Base Subordinated Indenture”), dated as of March 23, 2016, among the Company, Whiting Oil and Gas Corporation (“WOGC”), Whiting US Holding Company (“Whiting US”), Whiting Canadian Holding Company ULC (“Whiting Canadian”), and Whiting Resources Corporation (“Whiting Resources” and, together with WOGC, Whiting US and Whiting Canadian, the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture, dated as of March 23, 2016, among the Company, the Guarantors and the Trustee relating to the 2018 Convertible Notes (the “First Subordinated Supplemental Indenture” and together with the Base Subordinated Indenture, the “Subordinated Indenture”). The 2019 Convertible Notes, 2021 Convertible Notes and 2023 Convertible Notes were issued pursuant to the Senior Indenture (the “Base Senior Indenture”), dated as of March 23, 2016, among the Company, the Guarantors and the Trustee, as amended and supplemented by the First Supplemental Indenture, dated as of March 23, 2016, among the Company, the Guarantors and the Trustee relating to the 2019 Convertible Notes (the “First Senior Supplemental Indenture”), the Second Supplemental Indenture, dated as of March 23, 2016, among the Company, the Guarantors and the Trustee relating to the 2021 Convertible Notes (the “Second Senior Supplemental Indenture”), and the Third Supplemental Indenture, dated as of March 23, 2016, among the Company, the Guarantors and the Trustee relating to the 2023 Convertible Notes (the “Third Senior Supplemental Indenture” and, together with the Base Senior Indenture, the First Senior Supplemental Indenture and the Second Senior Supplemental Indenture, the “Senior Indenture”). The New Convertible Notes are fully and unconditionally guaranteed by the Guarantors.

The New Convertible Notes are convertible, at the option of the holders, into shares of Common Stock at any time from the date of issuance up until the close of business on the earlier of (i) the fifth business day following the date of a mandatory conversion notice, (ii) with respect to a New Convertible Note called for redemption, the business day immediately preceding the redemption date or (iii) the business day immediately preceding the maturity date. In addition, if a holder exercises its right to convert on or prior to the six month anniversary of the issuance of the New Convertible Notes, such holder will receive an early conversion payment in an amount equal to the amount of 18 months of interest payable on the applicable series of New Convertible Notes. If a holder exercises its right to convert after the six month anniversary of the issuance of the New Convertible Notes but on or prior to the twelve month anniversary of the issuance of such New Convertible Notes, such holder will receive an early conversion payment in an amount equal to 12 months of interest payable on the applicable series of converted New Convertible Notes. If a holder exercises its right to convert after the 12 month anniversary of the issuance of the New Convertible Notes but on or prior to the 18 month anniversary of the issuance of such New Convertible Notes, such holder will receive an early conversion payment in an amount equal to 6 months of interest payable on the applicable series of converted New Convertible Notes.

The initial conversion rate for the (i) 2018 Convertible Notes, 2021 Convertible Notes and 2023 Convertible Notes is 86.9565 common shares per $1,000 principal amount (representing an initial conversion price of $11.50 per share) and (ii) 2019 Convertible Notes is 90.9091 common shares per $1,000 principal amount (representing an initial conversion price of $11.00 per share). Each initial conversion rate is subject to certain customary adjustments.

Subject to compliance with certain conditions, the Company has the right to mandatorily convert the New Convertible Notes, in whole or in part, if the volume weighted average price, or VWAP (as defined in the applicable indentures governing the New Convertible Notes) of the Common Stock exceeds 89.13% of the applicable conversion price of the 2018 Convertible Notes, 2021 Convertible Notes and 2023 Convertible Notes (representing an initial mandatory conversion trigger price of $10.25 per share) and 93.18% of the applicable conversion price of the 2019 Convertible Notes (representing an initial mandatory conversion trigger price of $10.25 per share) for at least 20 trading days during the 30 consecutive trading day period. No early conversion payment will be made upon a mandatory conversion.

The Subordinated Indenture and the Senior Indenture contain interest payment and maturity terms for the New Convertible Notes that are substantially identical to those in the indentures governing the corresponding series of Outstanding Notes. The First Subordinated Supplemental Indenture and form of 2018 Convertible Note, which is attached as an exhibit to the First Subordinated Supplemental Indenture, provide, among other things, that the 2018 Convertible Notes will bear interest of 6.5% per year (payable semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2016), and will mature on October 1, 2018. The First Senior Supplemental Indenture and form of 2019 Convertible Note, which is attached as an exhibit to the First Senior Supplemental Indenture, provide, among other things, that the 2019 Convertible Notes will bear interest of 5.000% per year (payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2016), and will mature on March 15, 2019. The Second Senior Supplemental Indenture and form of 2021 Convertible Note, which is attached as an exhibit to the Second Senior Supplemental Indenture, provide, among other things, that the 2021 Convertible Notes will bear interest of 5.750% per year (payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2016), and will mature on March 15, 2021. The Third Senior Supplemental Indenture and form of 2023 Convertible Note, which is attached as an exhibit to the Third Senior Supplemental Indenture, provide, among other things, that the 2023 Convertible Notes will bear interest of 6.25% per year (payable semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2016), and will mature on April 1, 2023.

The redemption provisions applicable to each series of New Convertible Notes are substantially identical to the redemption provisions applicable to the corresponding series of Outstanding Notes.

The Subordinated Indenture and the Senior Indenture contain covenants that are substantially identical to the covenants in the indentures governing the Outstanding Notes and, among other things, will limit the Company’s ability and the ability of the Company’s restricted subsidiaries to (i) pay dividends on, redeem or repurchase debt that is subordinated to the New Convertible Notes, (ii) make investments, (iii) incur additional indebtedness or issue preferred stock, (iv) create certain liens, (v) enter into agreements that restrict dividends or other payments from our restricted subsidiaries to us, (vi) sell assets, (vii) consolidate, merge or transfer all or substantially all of the assets of the Company and the Company’s restricted subsidiaries, taken as a whole, (viii) engage in transactions with affiliates, and (ix) create unrestricted subsidiaries. Many of the foregoing covenants will terminate if the New Convertible Notes achieve an investment grade rating from each of Moody’s Investors Services, Inc. and Standard & Poor’s Rating Services. Upon the occurrence of certain change of control triggering events or if the Company consummates certain sales of assets, the Company must offer to repurchase the New Convertible Notes.

The Senior Indenture and the Subordinated Indenture contain customary events of default that are substantially identical to the events of default in the indentures governing the Outstanding Notes. In the case of an event of default arising from certain events of bankruptcy, insolvency or reorganization, with respect to the Company, any subsidiary of the Company that is a significant subsidiary or any group of subsidiaries of the Company that, taken together, would constitute a significant subsidiary, all outstanding New Convertible Notes will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, then the Trustee or the holders of at least 25% in principal amount of the then outstanding New Convertible Notes of each affected series may declare the New Convertible Notes to be due and payable immediately.

The foregoing descriptions of the Base Senior Indenture, the First Senior Supplemental Indenture, the Second Senior Supplemental Indenture, the Third Senior Supplemental Indenture, the Base Subordinated Indenture and the First Subordinated Supplemental Indenture do not purport to be complete and are qualified in its entirety by reference to the full text of the Base Senior Indenture, the First Senior Supplemental Indenture, the Second Senior Supplemental Indenture, the Third Senior Supplemental Indenture, the Base Subordinated Indenture and the First Subordinated Supplemental Indenture, copies of which are filed herewith as Exhibits 4.1, 4.2, 4.3, 4.4, 4.5 and 4.6, respectively, and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information in Item 2.03 is incorporated into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits:

(4.1)	Senior Indenture, dated March 23, 2016, among Whiting Petroleum Corporation, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as Trustee.

(4.2)	First Supplemental Indenture, dated March 23, 2016, among Whiting Petroleum Corporation, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as Trustee, creating the 5.000% Convertible Senior Notes due 2019.

(4.3)	Second Supplemental Indenture, dated March 23, 2016, among Whiting Petroleum Corporation, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as Trustee, creating the 5.750% Convertible Senior Notes due 2021.

(4.4)	Third Supplemental Indenture, dated March 23, 2016, among Whiting Petroleum Corporation, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as Trustee, creating the 6.25% Convertible Senior Notes due 2023.

(4.5)	Subordinated Indenture, dated March 23, 2016, among Whiting Petroleum Corporation, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as Trustee.

(4.6)	First Supplemental Indenture, dated March 23, 2016, among Whiting Petroleum Corporation, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as Trustee, creating the 6.5% Senior Subordinated Convertible Notes due 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITING PETROLEUM CORPORATION

Date: March 23, 2016	By:	/s/ James J. Volker
James J. Volker
Chairman, President and
Chief Executive Officer

WHITING PETROLEUM CORPORATION

FORM 8-K

EXHIBIT INDEX

Exhibit Number	Description

(4.1)	Senior Indenture, dated March 23, 2016, among Whiting Petroleum Corporation, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as Trustee.

(4.2)	First Supplemental Indenture, dated March 23, 2016, among Whiting Petroleum Corporation, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as Trustee, creating the 5.000% Convertible Senior Notes due 2019.

(4.3)	Second Supplemental Indenture, dated March 23, 2016, among Whiting Petroleum Corporation, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as Trustee, creating the 5.750% Convertible Senior Notes due 2021.

(4.4)	Third Supplemental Indenture, dated March 23, 2016, among Whiting Petroleum Corporation, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as Trustee, creating the 6.25% Convertible Senior Notes due 2023.

(4.5)	Subordinated Indenture, dated March 23, 2016, among Whiting Petroleum Corporation, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as Trustee.

(4.6)	First Supplemental Indenture, dated March 23, 2016, among Whiting Petroleum Corporation, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as Trustee, creating the 6.5% Convertible Senior Subordinated Notes due 2018.